EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated October 30, 2003 in this Registration Statement on Form SB-2 of Tortuga Mexican Imports, Inc.

We also consent to the references to us under the heading "Experts" in such Document.

June 18, 2004

Malone & Bailey, PLLC
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Malone & Bailey, PLLC
Houston, Texas